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                                                                                           This Prospectus Supplement is
Pricing Supplement No. 3                                                                   filed pursuant to Rule 424(b)(2)
Dated February 8, 2000                                                                     under Registration Statement
PROSPECTUS SUPPLEMENT dated                                                                Nos.333-82893 and 333-82893-01
August 3, 1999 to PROSPECTUS
dated July 20, 1999.                                                                       Cusip No.  88168L DU 7




                                                        TEXACO CAPITAL INC.
                                                        SECOND SERIES 1999
                                                         MEDIUM-TERM NOTES
                                                           Guaranteed by
                                                            Texaco Inc.

                                        Notes Mature More Than 9 Months From Date of Issue


Principal Amount:              $500,000,000.00                            Maturity Date:              February 12, 2001
Specified Currency:            U.S. Dollar                                Extendible:                 No
Fixed Rate Note:               Yes                                        Final Maturity Date:        N/A
     Interest Rate:            6.65%                                      Issue Price:                100%
                                                                          Record Date:                15 calendar days prior
                                                                                                      to Interest Payment Date
                                                                          Interest Payment Date:      On the Maturity Date

                                                                          Original Issue Date:        February 11, 2000
                                                                          Book-Entry Note:            Yes
Denominations:                 Minimum denominations of $1,000            Certificated Note:          No
                               and increments of $1,000 thereafter.       Redemption Provisions:      None
Zero-Coupon Note:              No

Floating Rate Note:            No                                         Repayment Provisions:       No
  Base Rate:                   N/A                                        Currency Indexed Note:      No
  - CD Rate:                   N/A                                        - Denominated Currency:     N/A
  - Commercial Paper Rate:     N/A                                        - Indexed Currency:         N/A
  - Federal Funds Rate:        N/A                                        - Face Amount:              N/A
  - LIBOR:                     N/A                                        - Base Exchange Rate:       N/A
  - Treasury Rate:             N/A                                        - Calculation Agent:        N/A
                                                                          - Reference Dealer:         N/A
  - Other:                     N/A                                        Commodity Indexed Notes:    No
  Initial Interest Rate:       N/A                                        Other Terms:                No
  Interest Reset Period:       N/A
  Interest Reset Dates:        N/A
  Interest Determination Dates:N/A

  Interest Payment Period:     N/A
  Interest Payment Dates:      N/A
  Index Maturity:              N/A
  Maximum Interest Rate:       N/A
  Minimum Interest Rate:       N/A                                                         Name of Agent
  Spread:                      N/A                                                         -------------
  Spread Multiplier:           N/A                                                         Morgan Stanley & Co.
  Issuer Able to Change Spread
    or Spread Multiplier:      N/A
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